                                                      Registration No. 33-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                       UNITED ASSET MANAGEMENT CORPORATION
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                   04-2714625
- -------------------------------                   -------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                             One International Place
                           Boston, Massachusetts 02110
- -------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip code)

           UNITED ASSET MANAGEMENT CORPORATION 1994 STOCK OPTION PLAN

                       UNITED ASSET MANAGEMENT CORPORATION
                    1994 ELIGIBLE DIRECTORS STOCK OPTION PLAN

                            (Full title of the plans)

                     William H. Park, Senior Vice President
                       United Asset Management Corporation
                             One International Place
                           Boston, Massachusetts 02110
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (617) 330-8900
- -------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                             Joseph R. Ramrath, Esq.
                    Hill & Barlow, a Professional Corporation
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 439-3555

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                         CALCULATION OF REGISTRATION FEE


                                    Proposed       Proposed
                                    maximum         maximum
  Title of                          offering       aggregate      Amount of
securities to      Amount to be       price        offering     registration
be registered       registered      per unit*       price*           fee
- ----------------   ------------    ----------      ---------    ------------

Common Stock         3,200,000       $35.375     $113,200,000    $39,034.42
($.01 par value)




* Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on June 17, 1994.



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                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of United Asset Management Corporation (the "Company") for the year ended December 31, 1993; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and (c) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on July 22, 1986, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

     Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters relating to the shares of Common Stock, $.01 par value, of the Company to be issued pursuant to the United Asset Management Corporation 1994 Stock Option Plan and the United Asset Management Corporation 1994 Eligible Directors Stock Option Plan have been passed upon for the Company by Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110. John C. Vincent, Jr., a member of that firm, is the Secretary of the Company.

     The financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and



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directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's By-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

     The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions. One of the Company's directors serves as such under the terms of an agreement with a corporation of which he is an officer. In so serving, he is covered by the officers and directors' liability insurance policy maintained by such corporation.

     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     Item 8.  EXHIBITS.

     See Exhibit Index.

     Item 9.  UNDERTAKINGS.

     A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



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               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on May 19, 1994.


                                        UNITED ASSET MANAGEMENT
                                        CORPORATION


                                        By:  William H. Park
                                             -----------------------------
                                             William H. Park, Senior
                                             Vice President



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                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Norton
H. Reamer, William H. Park, and John C. Vincent, Jr. and each of them singly his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments hereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature               Title                              Date

      ---------               -----                              ----


Norton H. Reamer              President (principal
- ----------------------        executive officer),
Norton H. Reamer              Director                           May 19, 1994



William H. Park               Senior Vice President
- ----------------------        (principal financial
William H. Park               officer)
                              (principal accounting
                              officer)                           May 19, 1994



Richard A. Englander          Director                           May 19, 1994
- ----------------------
Richard A. Englander



Robert J. Greenebaum          Director                           May 19, 1994
- ----------------------
Robert J. Greenebaum



Mark A. Lieb                  Director                           May 19, 1994
- ----------------------
Mark A. Lieb



Jay O. Light                  Director                           May 19, 1994
- ----------------------
Jay O. Light



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John F. McNamara              Executive Vice                     May 19, 1994
- ----------------------        President, Director
John F. McNamara



Norman Perlmutter             Director                           May 19, 1994
- ----------------------
Norman Perlmutter



Edward I. Rudman              Director                           May 19, 1994
- ----------------------
Edward I. Rudman



David I. Russell              Director                           May 19, 1994
- ----------------------
David I. Russell



Philip Scaturro               Director                           May 19, 1994
- ----------------------
Philip Scaturro



John A. Shane                 Director                           May 19, 1994
- ----------------------
John A. Shane



Barbara S. Thomas             Director                           May 19, 1994
- ----------------------
Barbara S. Thomas



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                                  EXHIBIT INDEX

     Certain of the following exhibits (those marked with an asterisk) are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference. Inapplicable items have been omitted.

Exhibit                       Title
- -------                       -----

  4.1*    Restated Certificate of Incorporation of the Company.

  4.2 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

  4.3 Specimen Certificate of Common Stock, $.01 par value, of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 33-6874, filed August 22,
          1986).

  5*      Opinion of Hill & Barlow, a Professional Corporation.

 23.1*    Consent of Hill & Barlow, a Professional Corporation (included in
          Exhibit 5).

 23.2*    Consent of Price Waterhouse.

 24*      Power of Attorney (included above).



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